Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Auditors and Legal Counsel" and "Financial Highlights" and to the use of our report dated February 16, 2004, in the Registration Statement (Form N-2 Nos. 333-99281 and 811-21195) and related Prospectus of UBS M2 Fund, L.L.C. for the registration of limited liability company interests.

//s Ernst & Young LLP ERNST & YOUNG LLP

New York, New York
March 30, 2004